Exhibit 10.30

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities Exchange Commission. The omissions have been indicated by “[***Redacted***],” and the omitted text has been filed separately with the Securities and Exchange Commission.

THIRD AMENDMENT TO SUPPLY AGREEMENT

This Third Amendment to the Supply Agreement (the “Third Amendment”) is entered into the 1st day of February, 2009, by and between Rite Aid Corporation (“Rite Aid”) and McKesson Corporation (“McKesson”).

INTRODUCTION

Pursuant to the terms of the Supply Agreement dated December 22, 2003 (the “Rite Aid Agreement”) as amended by the First Amendment to the Supply Agreement dated December 8, 2007 (the “First Amendment”) and the Second Amendment to the Supply Agreement dated November 7, 2008 (the “Second Amendment”) (collectively referred to herein as the “Agreement”), McKesson and Rite Aid entered into an agreement to establish a program for McKesson’s supply of pharmaceutical and OTC products to Rite Aid.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, McKesson and Rite Aid hereby agree as follows:

1.             Effective as of the first day of the first full month following the Third Amendment Effective Date (as defined herein), the DSD cost of goods matrix set forth in Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

DSD Cost of Goods Matrix

Chain-Wide Average Product Purchases

Per Location/Month (less Returns)

From	To	Rx	OTC	Rite Aid Contract Items	Schedule II Narcotics

[***Redacted***]

2.             Section 3.11 of the Agreement is hereby deleted in its entirety.

3.             This Third Amendment shall become effective on February 1, 2009 (“Third Amendment Effective Date”).

4.             Except as amended above, the Agreement remains unchanged and in full force and effect. Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meaning given to them in the Agreement.

5.             This Third Amendment may be executed in counterparts, each of which shall constitute an original.

6.             This Third Amendment, together with the Rite Aid Agreement, the First Amendment and the Second Amendment, embodies the entire agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements understanding and representations with the exception of any promissory note, security agreement or other credit or financial related document(s) executed by or between Rite Aid and McKesson.

IN WITNESS WHEREOF the parties have caused this Third Amendment to be duly executed as of the date and year written below and the persons signing warrant that they are duly authorized to sign for and on behalf of the respective parties. This Third Amendment shall be deemed accepted by McKesson only upon execution by a duly authorized representative of McKesson.

RITE AID CORPORATION		MCKESSON CORPORATION

By:	/s/ Robert B Sari	By:	/s/ Paul C. Julian

Name:	Robert B. Sari	Name:	Paul C. Julian

Title:	Exec. Vice Pres. and Gen. Counsel	Title:	Executive Vice President, Group President

Date:	January 6, 2009	Date:	2/1/09